EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Transax International Limited
South Part I-101
Nanshe Area, Pengnan Industrial Park
North Yingbinbei Road, Waisha Town
Longhu District, Shantou, Guangdong, China  515023

We hereby consent to the inclusion in the Form 8-K/A of our report dated January 5, 2012 on the balance sheets of Shantou Big Tree Toys Co., Ltd. as of December 31, 2010 and 2009 and the related statements of operations and comprehensive income, stockholders' equity and cash flows for the years then ended.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
March 3,  2012